News Release

Tutor Perini Announces Senior Notes Offering

LOS ANGELES – (BUSINESS WIRE) – October 24, 2016 – Tutor Perini Corporation (NYSE: TPC) (the “Company”), a leading civil and building construction company, today announced it is offering $500 million  in  aggregate  principal  amount  of  Senior Notes  due 2024  (the  “notes”) in a private offering. The notes will be senior unsecured obligations of the Company and will be guaranteed by certain of its subsidiaries.

The Company intends to use the net proceeds from this offering, together with borrowings under a new revolving credit facility, to redeem its outstanding 7.625% Senior Notes due 2018 (the “2018 Notes”), to pay off its existing term loan and existing revolver and to pay related transaction fees and expenses related to the offering. The offering, amount and terms of the notes are subject to market conditions.

The Company intends to redeem all of the outstanding 2018 Notes pursuant to the indenture governing the 2018 Notes, at a redemption price equal to 100% of the principal amount thereof (or $1,000 per $1,000 in principal amount), plus accrued and unpaid interest to the date of redemption.

The notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes and related guarantees. Any offers of the notes and related guarantees will be made only by means of a private offering circular. The notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing and HVAC. We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Note Regarding Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s intentions, expectations or beliefs regarding the notes offering and the use of proceeds therefrom. The Company’s current expectations and beliefs are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance, however, that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Contact:

Tutor Perini Corporation

Jorge Casado, 818-362-8391

Vice President, Investor Relations & Corporate Communications

www.tutorperini.com